FEBRUARY 6, 2006

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of February __, 2006, by and among Barnabus Energy Inc., a Nevada corporation ("Barnabus"), Barnabus/CRE Acquisition Corporation, a Nevada corporation ("Buyer"), and Charles W. Dunn, Ronald J. Gangemi, John E. Hart and Timothy S. Parker (individually referred to herein as "Seller" and collectively as "Sellers"), and Connect Renewable Energy, Inc., a Nevada corporation (hereinafter referred to as the "Company" or "CRE").

                                    RECITALS

      WHEREAS, Sellers are the beneficial and record owners of all of the issued and outstanding shares of the capital stock of the Company (the "CRE Shares", as further set forth and defined in Section 3.3 below); and

      WHEREAS, Buyer is a wholly owned subsidiary of Barnabus; and

      WHEREAS, the Board of Directors of Buyer and the Board of Directors of the Company deem it advisable and in the best interests of Buyer and the Company and their respective shareholders, that the parties engage in an exchange of shares upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, the parties to this Agreement wish to engage in an exchange of shares upon the terms and conditions set forth herein in order to effect the Merger, all for the purpose of carrying out a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "APPLICABLE CONTRACT" shall mean any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

      "ASSERTED LIABILITY" shall mean any demand, claim or circumstance which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation relative to the General Indemnification, or relative to Barnabus' obligation to indemnify under Section 10 for which notice of indemnity claim has been given under
Section 10.2 or 10.3.

      "BALANCE SHEET" shall mean as defined in Section 3.4.

      "BARNABUS DISCLOSURE LETTER" shall mean the disclosure letter delivered by Barnabus to Company concurrently with the execution and delivery of this Agreement

      "BARNABUS FINANCIAL STATEMENTS" shall mean those financial statements called for by Section 4.6.

      "BARNABUS FINANCING" shall mean a private placement of Barnabus securities which raises at least $10,000,000 in gross proceeds.

      "BARNABUS MERGER SHARES" shall mean as defined in Section 2.2.2.1.

      "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

      "BREACH" shall mean a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

      "CBC CONSULTING AGREEMENT" shall mean as defined in Section 2.5(a)(ii).

      "COMPANY" shall mean the Company and each of the subsidiaries and affiliates referred to in Section 3.1.

      "CONFIDENTIALITY AGREEMENT" shall mean the Mutual Confidential Disclosure Agreement effective as of September 16, 2005 between Barnabus and the Company.

      "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including, but not limited to:

      (a) the execution, delivery, and performance of a Confidentiality, Nondisclosure and Assignment of Inventions Agreement by each Seller and each Option Stockholder;

      (b) the execution, delivery, and performance of CBC Consulting Agreement Noncompetition Agreement;

      (c) the execution, delivery, and performance of the Noncompetition Agreements executed by each Seller;

      (d) the performance by Barnabus, Buyer, the Company and Sellers of their respective covenants and obligations under this Agreement;

      (e) the merger of the Buyer with and into the Company and the exchange of Barnabus Merger Shares for CRE Shares;

      (f) the CRE Stockholders' Voting Agreement by and among the Sellers and Barnabus;

      (g)   the Option Holder Agreements executed by each Option Stockholder;
            and

      (h)   the making of the Working Capital Loans.

      "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "CRE SHARES" shall mean as defined in Section 2.2.2.1.

      "CRE STOCKHOLDERS' VOTING AGREEMENT" shall mean as defined in Section 2.3(b).

      "DAMAGES" shall mean as defined in Section 10.2.

      "DISCLOSURE LETTER" shall mean the disclosure letter delivered by the Company to Barnabus concurrently with the execution and delivery of this Agreement.

      "EFFECTIVE DATE" shall mean the date this Agreement is executed by all of the parties hereto.

      "EFFECTIVE TIME" shall mean as defined in Section 2.2.1.2.

      "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under environmental law or Occupational Safety and Health Law and consisting of or relating to:

      (a)   any environmental, health, or safety matters or conditions;

      (b) fines, penalties, judgments, losses, claims or demands arising under Environmental Law or Occupational Safety and Health Law;

      (c) financial responsibility under environmental law or Occupational Safety and Health Law for cleanup costs or corrective action,; or

      (d) any other compliance, corrective, investigative, or remedial measures required under any environmental law or Occupational Safety and Health Law.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "EXCHANGE ACT" shall mean shall mean the Securities Exchange Act of 1934, or any successor law, and regulations or rules issued pursuant to that Act or any successor law.

      "FACILITIES" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

      "FINANCIAL STATEMENTS" shall mean shall mean those financial statements called for by Section 3.4.

      "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

      "GANGEMI NON-COMPETITION AGREEMENT" shall mean as defined in Section 2.5(a)(iii).

      "GENERAL HOLDBACK STOCK" shall mean ten percent (10%) or 443,478 of the Barnabus Merger Shares to be issued to Principal Seller under Section 2.2.2, and to be held in the General Holdback Account.

      "GENERAL HOLDBACK ACCOUNT" shall mean the account consisting of the General Holdback Stock of Sellers, to be established with, and administered by, Barnabus to secure the General Indemnification by the Principal Seller.

      "GENERAL INDEMNIFICATION" shall mean the obligation of the Principal Seller under Section 10 to indemnify Barnabus.

      "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "GOVERNMENTAL BODY" shall mean any federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "INTELLECTUAL PROPERTY ASSETS" shall mean as defined in Section 3.21.

      "INTERIM BALANCE SHEET" shall mean as defined in Section 3.4.

      "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "KNOWLEDGE" shall mean an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

      (a)   such individual is actually aware of such fact or other matter; or

      (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, trustee or beneficiary of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "LOAN CLOSING DATE" shall mean each of dates on which Barnabus shall make Working Capital Loans as provided in Section 2.1.

      "LEGAL REQUIREMENT" shall mean any law, ordinance, principle of common law, regulation, statute, or treaty of a Governmental Body.

      "MATERIAL ADVERSE CHANGE" shall mean a change in the assets (including intangible assets), properties, business, operations or conditions (financial or otherwise), or results of operations of a Person with a negative impact of $50,000 or more.

      "MERGER CLOSING" shall mean as defined in Section 2.4.

      "MERGER CLOSING DATE" shall mean the date and time as of which the Merger Closing actually takes place.

      "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      "OPTION HOLDER AGREEMENT" shall mean as defined in Section 2.1.1(c).

      "OPTION HOLDER EXERCISE AND RELEASE AGREEMENT" shall mean as defined in
Section 2.5(a)(v).

      "OPTION STOCKHOLDERS" shall mean as defined in Section 3.3.

      "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

      (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

      (b) such action is similar in nature and magnitude to actions customarily taken, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "PLAN" shall mean as defined in Section 3.12.

      "PRINCIPAL SELLER" shall mean Ronald J. Gangemi, the controlling stockholder of the Company.

      "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "RELATED PERSON" shall mean with respect to a particular individual:

      (a)   each other member of such individual's Family;

      (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

      (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

      (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual:

      (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

      (b)   any Person that holds a Material Interest in such specified Person;

      (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

      (d)   any Person in which such specified Person holds a Material Interest;

      (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

      (f)   any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 3d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity interests in a Person.

      "REPRESENTATIVE" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "SECURITIES ACT" shall mean the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "SUBSIDIARY" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

      "SURVIVING CORPORATION" shall mean the Company as specified in Section 2.2.1.1.

      "TAX" OR "TAXES" shall mean taxes of any kind, liens or other like assessments, customs duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value-added, excise, real or personal property, asset, sales, use, stamp, stock transfer, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers' compensation, occupation, premium, windfall profits, surplus lines, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to such tax.

      "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "THREATENED" a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "WORKING CAPITAL LOANS" shall mean the loans referenced in Section 2.1

      "WORKING CAPITAL NOTE" shall mean as defined in Section 2.1.1.

2.    WORKING CAPITAL LOANS; MERGER

      2.1 WORKING CAPITAL LOANS TO THE COMPANY. Prior to the Merger Closing Date, Barnabus will make loans to the Company in accordance with the following schedule unless otherwise agreed in writing by Barnabus and the Company (the "Working Capital Loans"), which loans shall be evidenced by the promissory note of the Company in the form of Exhibit 2.1 (the "Working Capital Note"

      (a) First Loan Closing: US $750,000 (less any loans made to the Company prior to the closing) -February __, 2006;

      (b)   Second Loan Closing: US $750,000 - February 15, 2006; and

      (c)   Final Loan Closing: US $1,500,000 - On the Merger Closing Date.

      The Company shall use the proceeds of such loans solely for the following purposes: (i) to acquire photo voltaic cells and other inventory items required for the production of the Company's products and for other current working capital obligations; (ii) to complete construction of and to purchase equipment for the Company's manufacturing facility in Grass Valley, California; and (iii) to pay a portion of the outstanding indebtedness of the Company specified in reasonable detail in Part 2.1 of the Disclosure Letter, the total aggregate principal amount of which payments shall not exceed approximately $1,250,000.

      As of the Merger Closing Date, Barnabus shall contribute to the capital of the Company all of the Working Capital Loans plus such additional funds as may be necessary so that the total capital contribution by Barnabas as of the Merger Closing Date is at least $3,000,000.

            2.1.1 WORKING CAPITAL LOAN CLOSING OBLIGATIONS.

      At each Working Capital Loan Closing:

      (a) The Company will deliver to Barnabus a certificate executed by the Company representing and warranting to Barnabus that each of the Company's and the Sellers' representations and warranties in this Agreement is accurate in all respects as of the date of this Agreement and is accurate in all respects as of the such date as if made on such date (giving effect to any supplements to the Disclosure Letter that are delivered by the Company to Barnabus prior to the such Working Capital Loan in accordance with Section 5.5).

      (b) The Company shall deliver to Barnabus a Stockholder's Voting Agreement and an Option Holder Agreement in the form of Exhibit 2.1.1(b)(i) and 2.1.1(b)(ii) respectively, attached hereto, duly executed by the Sellers and the Option Stockholders, as the case may be, - this requirement applies to first closing only.

      (c) Barnabus will deliver to the Company by wire transfer or check or other mutually acceptable form the amount of such Working Capital Loan installment.

      2.2 MERGER OF BUYER WITH AND INTO COMPANY

            2.2.1 MERGER

                  2.2.1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Nevada Revised Statutes, at the Effective Time, the Buyer shall merge with and into the Company (the "Merger"). The Company shall be the "Surviving Corporation" in the Merger, and its corporate existence shall continue under the laws of the State of Nevada. Upon consummation of the Merger, the separate corporate existence of the Buyer shall terminate.

                  2.2.1.2 Effective Time of the Merger. The Merger shall become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of Nevada or at such other time thereafter as is specified in the Certificate of Merger (the "Effective Time").

                  2.2.1.3 Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in the Nevada Revised Statutes.

                  2.2.1.4 Articles of Incorporation. The Articles of Incorporation of the Buyer, as in effect on the Merger Closing Date, shall be, until duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation, except that the Articles of Incorporation shall be amended to provide that the name of the Surviving Corporation shall be Connect Renewable Energy, Inc.

                  2.2.1.5 Bylaws. The Bylaws of the Buyer, as in effect on the Merger Closing Date, shall be, until duly amended in accordance with their terms, the Bylaws of the Surviving Corporation except that the Bylaws shall be amended to provide that the name of the Surviving Corporation shall be Connect Renewable Energy, Inc.

                  2.2.1.6 Directors. The Board of Directors of the Buyer immediately prior to the Merger Closing Date shall constitute the Board of Directors of the Surviving Corporation from and after the Merger Closing Date until their successors have been duly elected and qualified as provided in the Bylaws of the Surviving Corporation.

                  2.2.1.7 Officers. The officers of the Buyer in office on the Merger Closing Date shall, after the Merger Closing Date, constitute the officers of the Surviving Corporation until their successors shall have been duly elected and qualified as provided in the By-laws of the Surviving Corporation. Barnabus may cause such additional officers to be elected as Barnabus in its sole discretion shall decide.

            2.2.2 CONVERSION OF CRE SHARES. The manner of converting shares of the Company and Buyer in the Merger shall be as follows:

                  2.2.2.1 At the Effective Time all of the shares of Common Stock, $.001 par value, of the Company issued and outstanding on the Merger Closing Date (the "CRE Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a total of 5,000,000 shares of common stock of Barnabus, par value $.001 per share (the "Barnabus Merger Shares"). No fraction of a share of Barnabus common stock shall be issued. Each of Sellers agrees that the CRE Shares held by such Seller shall be converted into the number of full shares of Barnabus common stock set forth opposite the name of such Seller on Exhibit 2.2.2.1 of this Agreement.

                  2.2.2.2 Each share of Company common stock held in the treasury of the Company immediately prior to the Effective Time, shall be cancelled, and no shares of Barnabus common stock shall be issued in respect thereof.

                   2.2.2.3 At the Effective Time, all CRE Shares shall be, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such CRE Shares, except the right of the Sellers to receive Barnabus Merger Shares hereunder.

                   2.2.2.4 No provision is being made with regard to dissenters' rights since all of the holders of the CRE Shares are parties to this Agreement and have agreed to vote in favor of the Merger.

                   2.2.2.5 At the Effective Time, each share of common stock of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Company.

      2.3 Intentionally Omitted.

      2.4 MERGER CLOSING. The closing of the Merger (the "Merger Closing") provided for in this Agreement will take place at the offices of Barnabus, at 10:00 a.m. (local time) on March 31, 2006 or at such other time and place as the parties may agree (the "Merger Closing Date"). Subject to the provisions of
Section 9, failure to consummate the exchange of shares provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

      2.5   MERGER CLOSING OBLIGATIONS

      At the Merger Closing:

            (a) The Company and the Principal Seller will deliver or cause to be delivered to Barnabus:

                        (i) certificates representing the CRE Shares, duly
                  endorsed by Sellers and the Option Stockholders (or accompanied by duly executed stock powers);

                        (ii) the CBC Consulting Agreement in the form of Exhibit
                  2.5(a)(ii), executed by Ronald J. Gangemi;

                        (iii) Non-competition agreements in the form of Exhibit
                  2.5(a)(iii), executed by such Seller;

                        (iv) a General Release Agreement in the form of Exhibit
                  2.5(a)(iv), executed by each Seller;

                        (v) an Option Holder Exercise and Release Agreement
                  executed by each Option Stockholder in the form of Exhibit 2.5(a)(v).

                        (vi) a Confidentiality Nondisclosure and Assignment of
                  Inventions Agreement in the form of Exhibit 2.5(a)(vi) executed by each Seller and Option Stockholder.

                        (vii) a certificate executed by the Company and the
                  Principal Seller representing and warranting to Barnabus that each of the Company's and the Principal Seller's representations and warranties in this Agreement is accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Merger Closing Date as if made on the Merger Closing Date (giving effect to any supplements to the Disclosure Letter that are delivered by the Company to Barnabus prior to the Merger Closing Date in accordance with Section 5.5).

            (b) Buyer will deliver to Sellers and Option Stockholders:

                        (i) Certificates representing a total of Five Million
                  (5,000,000) shares of Common Stock of Barnabus $.00l par value, duly registered in the name of Sellers and Option Stockholders, and allocated among such Persons as provided in
                  Exhibit 2.2.2.1;

                        (ii) a certificate executed by Barnabus and Buyer to the
                  effect that each of the representations and warranties of Barnabus and Buyer in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Merger Closing Date as if made on the Merger Closing Date; and

                        (iii) the CBC Consulting Agreement, executed by
                  Barnabus;

      2.6 LEGEND. Each certificate representing Barnabus CRE Shares which is delivered (and to the extent applicable, any later certificate into which such certificate may later be exchanged) pursuant to this Agreement will bear a legend to disclose the limitations upon its transferability by virtue of the requirements of the Securities Act and/or the Exchange Act and applicable state securities law(s), and Barnabus's transfer agent will be advised accordingly. The legend to be placed on such stock certificates shall read as follows:

            THESE SECURITIES HAVE BEEN OBTAINED FROM THE ISSUER IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER AND ARE SUBJECT TO RESTRICTIONS ON RESALE PURSUANT TO THE SECURITIES ACT OF 1933 AND STATE SECURITIES LAWS.

The legend shall be removed from any certificate representing either (a) shares sold under an effective registration statement under the Securities Act, or (b) shares as to which, in the opinion of counsel reasonably satisfactory to Barnabus, such registration is not required and that the transfer will not otherwise violate the Securities Act, the Exchange Act, or applicable state securities laws; any stop transfer instructions previously given to Barnabus's transfer agent will be revoked promptly upon the occurrence of (a) or (b) above.

      2.7   GENERAL INDEMNIFICATION HOLDBACK

      At the Merger Closing, the General Holdback Stock shall be placed in the General Holdback Account. The General Holdback Stock shall remain in the General Holdback Account for one (1) year following the Merger Closing Date in order to secure the performance of the obligations of Principal Seller under the General Indemnification. During such one (1) year period or until all General Holdback Stock has been distributed from the General Holdback Account, all dividends paid and distributions made with respect to the General Holdback Stock shall be the property of Principal Seller, and Principal Seller shall have the sole power to exercise all voting rights pertaining to the General Holdback Stock.

      On the first anniversary of the Merger Closing Date all of the General Holdback Stock shall be returned to Principal Seller less the number Barnabus Merger Shares reasonably necessary to satisfy the amount of all pending indemnity claims for which notice has been given by Barnabus or Buyer pursuant to Section 10.5 and 10.6. Any dispute concerning the valuation of the indemnity claim for purposes of retention of General Holdback Stock or the number of shares to be retained shall be resolved in accordance with Section 10.7. Any shares retained beyond the initial one year period not used to satisfy indemnity claims shall be returned to Principal Seller immediately after the payment or termination of the last indemnity claim pending at the end of the initial one year period.

      2.8 VALUE OF BARNABUS COMMON STOCK. For all the purposes of this Agreement, Barnabus common stock shall be deemed to be valued at $2.00 per share on and as of the Merger Closing Date.

3. REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SELLER AND THE COMPANY

      The Principal Seller and the Company jointly and severally represent and warrant to Barnabus and Buyer as follows and acknowledge that the Buyer and Barnabus are relying upon the following representations and warranties in connection with the acquisition of the CRE Shares pursuant to the Merger which representations shall be true and correct on the date hereof and on each Loan Closing Date and on the Merger Closing Date:

      3.1   ORGANIZATION AND GOOD STANDING

            (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) The Company has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

      3.2   AUTHORITY; NO CONFLICT

            (a) This Agreement has been duly executed and delivered by the Company and each of the Sellers, and constitutes the legal, valid, and binding obligation of Sellers and the Company, enforceable against Sellers and the Company in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement. Sellers have the absolute and unrestricted right, power, authority, and capacity to perform their obligations under this Agreement, the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, including resolutions duly adopted by its board of directors and resolutions adopted by the affirmative vote of the holders of all of the CRE Shares entitled to vote on the Merger and this Agreement, copies of which resolutions, certified by the Secretary of the Company are set forth in Part 3.2(a) of the Disclosure Letter.

            (b) To the Knowledge of the Company and the Principal Seller and except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with, or result in a violation
                  of (1) any provision of the Organizational Documents of the Company, or (2) any resolution adopted by the Board of Directors or the stockholders of the Company;

                        (ii) contravene, conflict with, or result in a violation
                  of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject;

                        (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                        (iv) cause the Company to become subject to, or to
                  become liable for the payment of, any Tax;

                        (v) cause any of the assets owned by the Company to be
                  reassessed or revalued by any taxing authority or other Governmental Body;

                        (vi) contravene, conflict with, or result in a violation
                  or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                        (vii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  Except as set forth in Part 3.2 of the Disclosure Letter,
            neither Sellers nor the Company are or will be required to give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      3.3   CAPITALIZATION

      The authorized equity securities of the Company consist of 10,000,000 shares of common stock, $.001 par value, of which 2,205,000 shares are issued and outstanding. As of the Closing Date, there will be no more than 2,300,000 shares of common stock issued and outstanding. All of such shares of the Company constitute the CRE Shares. Part 3.3 of the Disclosure Letter contains a true and complete list of the current holders of CRE Shares (the "Sellers") and the persons who will exercise stock options and become stockholders of the Company on or prior to the Merger Closing Date (the "Option Stockholders") and the number of shares held or to be held by them. They are now, or will be on the Merger Closing Date the record and beneficial owners and holders of the CRE Shares, free and clear of all Encumbrances. Except as noted in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as disclosed in the Balance Sheets or Interim Balance Sheet.

      3.4   FINANCIAL STATEMENTS

            3.4.1 Company Financial Statements - the Company has delivered to Barnabus

            (a) an unaudited balance sheet of the Company, as at December 31, 2005 (the "Balance Sheet"); and

            (b) an unaudited income statement of the Company, for the period from the Company's incorporation through December 31, 2005 (the "Interim Income Statement").

            To the Knowledge of the Principal Seller and the Company, such financial statements fairly present the financial condition and the results of operations of the Company, as at the date of and for the period referred to in such financial statements; and in the case of the Income Statement, fairly presents on an accrual basis a compilation of the results of operations and income of the Company from its inception through December 31, 2005.

            3.4.2 Checking Account. The Company maintains only the bank accounts as shown in Part 3.4.2 of the Disclosure Letter and no other bank accounts of any kind. Except as shown on the Financial Statements or on Part 3.4.2 of the Disclosure Letter, or as shown on the Company' cash receipts and disbursements journal, there have been no material receipts or disbursements, whether by cash or check, by the Company of any kind; since the date of the last of the Financial Statements, there has been no payment of any kind to or for the account of Sellers or any Related Person, and no checks which exceed $10,000.00 have been issued for any purpose other than in the ordinary course of business.

      3.5   BOOKS AND RECORDS

      The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Barnabus, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Merger Closing, all of those books and records will be in the possession of the Company.

      3.6   TITLE TO PROPERTIES; ENCUMBRANCES

      Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company, Sellers have delivered or made available to Barnabus copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet is free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company, if any, lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

      3.7   CONDITION AND SUFFICIENCY OF ASSETS

      To the Knowledge of the Company and the Principal Seller, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.8   ACCOUNTS RECEIVABLE AND INVENTORY

      (a) ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Balance Sheet (the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Merger Closing Date, the Accounts Receivable is or will be as of the Merger Closing Date current and collectable net of the respective reserves shown on the Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, the Accounts Receivable either has been or will be collected in full. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      (b) INVENTORY. All inventory set forth on the Financial Statements, and all additions to inventory of the Company since December 31, 2005, consist of items of a quantity and quality usable or saleable in the ordinary course of the business. Since December 31, 2005, no inventory items have been sold or disposed of except in the ordinary course of business. Part 3.8(b) the Disclosure Letter sets forth the locations of all items of inventory.

      3.9   NO UNDISCLOSED LIABILITIES

      Except as set forth in Part 3.9 of the Disclosure Letter, the Company has no liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Balance Sheet, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

      3.10  TAXES

            (a) The Company filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered to Barnabus copies of, and Part 3.10 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed by the Company since its incorporation. The Company has paid, or made provision for the payment of, all Taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

            (b)    The Company has had no audits made of any Tax Return.

            (c) To the Knowledge of the Company and the Principal Seller, the charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to that Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.10 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

      3.11  NO MATERIAL ADVERSE CHANGE

      Since the date of the Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets, or condition of the Company, and neither the Principal Seller nor the Company has Knowledge that any event has occurred or circumstance exists that may result in such a Material Adverse Change.

      3.12  EMPLOYEE BENEFIT PLANS

            (a) Part 3.12 of the Disclosure Letter contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of Company and all fixed or contingent liabilities or obligations of Company with respect to any person now or formerly employed by Company including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Except as listed in Part 3.12 of the Disclosure Letter, Company maintains no other employee benefit plan or arrangement applicable to the employees of Company and possesses no other fixed or contingent liabilities or obligations with respect to any person now employed by Company. Part 3.12 of the Disclosure Letter also includes true and complete copies of all employee handbooks, rules and regulations.

            (b) Company has furnished Purchaser with copies of all applicable plan documents, trust documents, insurance contract summary plan descriptions of the written plans and arrangements listed in Part 3.12 of the Disclosure Letter and with descriptions, in writing, of the unwritten plans and arrangements listed in Part 3.12 of the Disclosure Letter.

            (c) The employee benefit plans listed and identified as "tax qualified plans" in Part 3.12 of the Disclosure Letter constitute plans qualified under Sections 401 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), have been the subject of favorable determination letters from the Internal Revenue Service (the "Service") confirming their status as "tax-qualified plans" and are in compliance in all material respects with any and all statutes and regulations which are applicable thereto.

            (d)    All  employee  benefit  and welfare  plans or  arrangements listed in Part 3.12 of the Disclosure Letter were established and have been executed, managed and administered in all material respects in accordance with all applicable requirements of the Code, of the Employee Retirement Income Security Act of 1974, as amended, and of other applicable laws. Company is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There have been no federal pension law excise taxes assessed against any of the benefit or welfare plans, and Company is not aware of any proceedings or events that could result in the assessment of such excise taxes.

            (e) There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or threatened against any of such plans or arrangements, and Sellers possess no knowledge of any facts which could give rise to any such action, suit or claim. Except as set forth in Part 3.12 of the
                   Disclosure Letter, Company is not a party to any multi-employer pension benefit or welfare plans.

            (f) No "accumulated funding deficiency", as defined in Section 412(a) of the Code, has been incurred with respect to any "tax qualified plan", whether or not waived. The total value of assets with respect to each "tax qualified plan" as of December 31, 1993 and the amount of vested and unvested benefits under such plans as of such date are set forth on Part 3.12 of the Disclosure Letter, and there was no unfunded vested liability as of such date under any such plan.

      3.13  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

            (a) To the Knowledge of the Company and the Principal Seller, and except as set forth in Part 3.13 of the Disclosure Letter:

                        (i) the Company is, and has been, in full compliance
                  with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, as of the date of Closing;

                        (ii) no event has occurred or circumstance exists that
                  (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                        (iii) the Company has not received, any actual, specific
                  notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b)    To the Knowledge of the Company and the  Principal  Seller,
                   Part 3.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure
                   Letter is valid and in full force and effect. Except as set forth in Part 3.13 of the Disclosure Letter:

                        (i) the Company is in full compliance with all of the
                  terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Letter;

                        (ii) no event has occurred or circumstance exists that
                  should (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Part 3.13 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
                  Part 3.13 of the Disclosure Letter;

                        (iii) the Company has not received, any actual, specific
                  notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                        (iv) all applications required to have been filed for
                  the renewal of the Governmental Authorizations listed or required to be listed in Part 3.13 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Part 3.13 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

      3.14  LEGAL PROCEEDINGS; ORDERS

            (a) Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding:

                        (i) that has been commenced by or against the Company or
                  that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                        (ii) that challenges, or that should have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of the Company and the Principal Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Barnabus copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.14 of the Disclosure Letter.

            (b) Except as set forth in Part 3.14 of the Disclosure Letter:

                        (i) there is no Order to which any of the Company, or
                  any of the assets owned or used by any of the Company, is subject;

                        (ii) none of the Sellers are subject to any Order that
                  relates to the business of, or any of the assets owned or used by, any of the Company; and

                        (iii) to the Knowledge of Sellers and the Company, no
                  officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of the Company.

            (c) Except as set forth in Part 3.14 of the Disclosure Letter:

                        (i) the Company is, and has been, in full compliance
                  with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                        (ii) no event has occurred or circumstance exists that
                  may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                        (iii) the Company has not received, any actual, specific
                  notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

      3.15  ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Part 3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

            (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of the Company;

            (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

            (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

            (f) entry into, termination of, or receipt of actual, specific notice of termination of (i) any license, broker, agent, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000 or (iii) termination of any client which represents annual commissions exceeding $10,000;

            (g) sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

            (h) cancellation or waiver of any claims or rights;

            (i) material change in the accounting methods used by the Company;
            or

            (j) agreement, whether oral or written, by the Company to do any of the foregoing.

      3.16  CONTRACTS; NO DEFAULTS

            (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list, and the Company has delivered to Barnabus true and complete copies, of:

                        (i) each Applicable Contract (other than insurance
                  policies procured for clients and customers) that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

                        (ii) each Applicable Contract that was not entered into
                  in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

                        (iii) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property of the Company (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                        (iv) each licensing agreement or other Applicable
                  Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                        (v) each collective bargaining agreement and other
                  Applicable Contract to or with any labor union or other employee representative of a group of employees;

                        (vi) each joint venture, partnership, and other
                  Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                        (vii) each Applicable Contract containing covenants that
                  in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                        (viii) each agreement defining the terms and conditions
                  of employment for any employee of the Company;

                        (ix) each Applicable Contract providing for payments to
                  or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                        (x) each power of attorney that is currently effective
                  and outstanding;

                        (xi) each Applicable Contract entered into other than in
                  the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                        (xii) each Applicable Contract for capital expenditures
                  in excess of $5,000;

                        (xiii) each written warranty, guaranty, and or other
                  similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                        (xiv) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

      Part 3.16(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

            (b) Except as set forth in Part 3.16(b) of the Disclosure Letter:

                        (i) none of the Sellers (and no Related Person of any
                  Seller) has or may acquire any rights under, and none of the Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                        (ii) To the Knowledge of the Company and the Principal
                  Seller, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

            (c) To the Knowledge of the Company and the Principal Seller and except as set forth in Part 3.16(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.16(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

            (d) To the Knowledge of the Company and the Principal Seller and except as set forth in Part 3.16(d) of the Disclosure Letter:

                        (i) the Company is, and has been, in full compliance
                  with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which such Company or any of the assets owned or used by the Company is or was bound;

                        (ii) each other Person that has or had any obligation or
                  liability under any Contract under which the Company has or had any rights is, and has been, in full compliance with all applicable terms and requirements of such Contract;

                        (iii) no event has occurred or circumstance exists that
                  (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                        (iv) the Company has not given to or received from any
                  other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

            (f) The Contracts relating to the sale, design, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

      3.17  INSURANCE

      The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring its business and properties, under such policies, in such amounts and against such losses and risks as are listed in the Disclosure Schedule. Such policies cover such risks and are maintained in such amounts as are usually carried by persons engaged in the same or similar business. The Company has furnished the Purchaser with a list, as Part 3.17 of the Disclosure Letter, which sets forth a brief description of all policies of fire, liability and other forms of insurance currently maintained in force by the Company. The Company has maintained since its inception product liability insurance in scope and amount adequate to protect the Company from potential claims and at least consistent with the industry standards. Since the inception of the Company there has been no material product liability claims asserted against the Company.

      3.18  ENVIRONMENTAL MATTERS

      To the Knowledge of the Company and the Principal Seller and except as set forth in Part 3.18 of the Disclosure Letter:

            (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law. Neither Sellers nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any environmental law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

      3.19  EMPLOYEES

            (a) Part 3.19 of the Disclosure Letter contains copies of all employment agreements to which Sellers or any employee of the Company are a party and a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence  or  layoff  status:  employer;  name;  job  title;
                   current compensation paid or payable and any change in compensation since January 1, 2004; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

            (b) To the Knowledge of the Principal Seller and the Company, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To the Knowledge of the Principal Seller and the Company, no director, officer, or other key employee of the Company intends to terminate his or her employment with the Company.

3.20  LABOR RELATIONS; COMPLIANCE

            The Company has not been a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Principal Seller and the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. To the Knowledge of the Principal Seller and the Company, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the Knowledge of the Principal Seller and the Company, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.21  INTELLECTUAL PROPERTY

            (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

                        (i) the name Connect Renewable Energy, Inc. and all
                  fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                        (ii) all patents, patent applications, and inventions
                  and discoveries that may be patentable (collectively, "Patents");

                        (iii) all copyrights in both published works and
                  unpublished works (collectively, "Copyrights"); and

                        (iv) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

            owned, used, or licensed by the Company as licensee or licensor.

            (b) Agreements--Part 3.21(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Company is the licensee.
                   There are no outstanding and, to the Knowledge of the Principal Seller and the Company, no Threatened disputes or disagreements with respect to any such agreement.

            (c)   Know-How Necessary for the Business

                  The Intellectual Property Assets are all those necessary for the operation of the Company' businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

            (d)   Trademarks

                  The Company is not the owner of any registered Marks.

            (e) The Company is not the owner of any registered Copyright.

            (f)   Trade Secrets

                   Part 3.21(f) of the Disclosure Letter contains a complete and accurate summary of all Trade Secrets.

                        (i) With respect to each Trade Secret, the documentation
                  relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                        (ii) The Principal Seller and the Company have taken all
                  reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                        (iii) The Company has good title and an absolute (but
                  not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Principal Seller and the Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.22  CERTAIN PAYMENTS

      To the Knowledge of the Company and the Principal Seller, neither the Company, nor any director, officer, agent, or employee of the Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      3.23  DISCLOSURE

            (a) No representation or warranty of any of the Sellers or the Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

            (c) There is no fact known to Principal Seller or the Company that has specific application to either the Principal Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any of either the Principal Seller or the Company can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

      3.24  RELATIONSHIPS WITH RELATED PERSONS

      Except as set forth in Part 3.24 of the Disclosure Letter, neither Sellers nor any Related Person of any Seller or of the Company has, or since January 1, 2004 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. Except as set forth in Part 3.24 of the Disclosure Letter, neither Sellers nor any Related Person of any Seller or of the Company is, or since January 1, 2004 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.24 of the Disclosure Letter, neither Sellers nor any Related Person of any Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

      3.25  BROKERS OR FINDERS

      Neither Sellers, nor the Company, nor their agents, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.    REPRESENTATIONS AND WARRANTIES OF BARNABUS AND BUYER

      Buyer and Barnabus jointly and severally represent and warrant to the Principal Seller and the Company as follows and acknowledge that the Principal Seller and the Company are relying upon the following representations and warranties in connection with the acquisition of the Barnabus Merger Shares pursuant to the Merger which representations shall be true and correct on the date hereof and on the Merger Closing Date.

      4.1   ORGANIZATION, STANDING AND AUTHORITY

      (a) Barnabus is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of them has all requisite corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, execute and deliver this Agreement, and to perform its respective obligations under and consummate the Contemplated Transactions. Each of them is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) Buyer has delivered to Company copies of the Organizational Documents of Buyer, as currently in effect and as they will be in effect at the Closing.

      (c) Part 4.1 of the Barnabus Disclosure Letter sets forth a list of officers and directors of Buyer, as they will be in effect at the Merger Closing, and effective Time of the Merger.

      4.2   EXECUTION AND DELIVERY

      The execution, delivery and performance of this Agreement by Barnabus and Buyer and the consummation of the Contemplated Transactions by Barnabus and Buyer have been duly and validly authorized by all necessary corporate action on the part of Barnabus and Buyer. This agreement has been duly executed and delivered by Barnabus and Buyer and constitutes the valid and legally binding obligation of Barnabus and Buyer, enforceable against them in accordance with its terms.

      4.3   COMPLIANCE WITH LAWS

      Neither Barnabus nor Buyer is in material violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its business, and neither Barnabus nor Buyer has Knowledge of any circumstances or events which would prevent any of them from consummating the transactions contemplated hereby in accordance with the terms of this Agreement.

      4.4   CONSENTS AND APPROVALS

      The execution and delivery by Barnabus and Buyer of this Agreement, the performance by Barnabus and Buyer of their obligations hereunder, and the consummation by Barnabus and Buyer of the transactions contemplated hereby do not require Barnabus and Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

      4.5   NO BREACH

      The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions in accordance with the terms hereof will not (i) violate any provision of the Articles of Incorporation or By-Laws of Barnabus or Buyer; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any contract or other agreement to which Barnabus or Buyer is a party or by or to which it or any of its assets or properties may be bound or subject, the impact of which, individually or in the aggregate would cause a Material Adverse Change in the assets, properties, business, operations or conditions (financial or otherwise) of Barnabus and Buyer taken as a whole;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by any governmental or regulatory body binding upon Barnabus or Buyer or upon the securities, assets or business of Barnabus and Buyer or (iv) violate any statute, law or regulation of any jurisdiction or governmental or regulatory body as such statute, law or regulation relates to Barnabus and Buyer or to the securities, assets or business of Barnabus or Buyer.

      4.6   BARNABUS FINANCIAL STATEMENTS

      Barnabus has furnished the Company with true and complete copies of its audited financial statements as contained in Form 10KSB for the year ending May 31, 2005 (the "Barnabus Financial Statements") and its interim financial statements as set forth on its Form 10QSB for the six-month period ending November 30, 2005. The Barnabus Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the consolidated financial position of Barnabus and the results of its consolidated operations as of the dates indicated and for the periods then ended. Since November 30, 2005 there has been no Material Adverse Change in the assets, liabilities, properties, business, operations or conditions (financial or otherwise) of Barnabus and its subsidiaries and affiliates taken as a whole. Barnabus has disclosed to the Company the details of the proposed PIPE financing and the investment in and acquisition of Solar Roofing Systems, and said transactions shall not be deemed give rise to a Material Adverse Change.

      4.7   BARNABUS STOCK.

            4.7.1 Dividends. Barnabus has not paid or declared any dividend on the Barnabus common stock.

            4.7.2 Issuance of Barnabus Merger Shares. The issuance of the Barnabus Merger Shares has been duly approved by the Board of Directors of Barnabus and no further corporate or other approvals are required as a precondition to the valid issuance of the Barnabus Merger Shares. Upon the issuance and delivery to Sellers of the Barnabus Merger Shares after the effectiveness of the Merger, the Barnabus Merger Shares will be legally and validly issued, fully paid and non-assessable shares of the capital stock of Barnabus.

            4.7.3 Investment Intent. Barnabus is acquiring the CRE Shares without a view to, or in connection with, any distribution thereof in violation of the securities registration requirements of the Securities Act or the requirements of the Exchange Act.

      4.8   SEC FILINGS AND PUBLIC DISCLOSURES

            (a) Barnabus has timely filed with the United States Securities and Exchange Commission (the "SEC") all periodic reports required to be filed pursuant to the requirements of the Exchange Act, as amended (the "Periodic Reports") and has complied in all material respects with its obligations ("Disclosures of Material Information"). During the period covered by the Barnabus Financial Statements, none of the Periodic Reports (specifically including but not limited to the Barnabus Financial Statements) or Disclosures of Material Information contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

            (b) Barnabus has furnished the Company (and will furnish to the Company in the case of such filings made after the date hereof) with true and correct copies of its 2005 10-KSB statement and all 8-K and 10-QSB statements filed with the SEC since May 31, 2005, and prior to the Merger Closing Date Barnabus will furnish Company with true and correct copies of all its filings with the SEC promptly after filing.

      4.9   CAPITALIZATION

      The authorized equity securities of Barnabus consist of 1,125,000,000 shares of common stock, $.001 par value, of which 49,823,540 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of Barnabus was issued in violation of the Securities Act or any other Legal Requirement. Except as shown on Part 4.9 of the Barnabus Disclosure Letter, (i) there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Barnabus; (ii) Barnabus does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as disclosed in the Barnabus Financial Statements.

      4.10  SOLAR ROOFING SYSTEMS ("SRS") TRANSACTION

      Part 4.10 of the Barnabus Disclosure Letter contains a complete and accurate list of the SRS Transaction Closing Documents and Barnabus has delivered or will make available to the Company at or prior to the Closing true and complete copies of those SRS Transaction Documents requested by Company in writing.

5. COVENANTS OF THE COMPANY AND THE SELLERS

      5.1   ACCESS AND INVESTIGATION

      Between the date of this Agreement and the Merger Closing Date, the Company and its Representatives will (a) afford Barnabus and its Representatives and prospective lenders and their Representatives (collectively, "Barnabus's Advisors") full and free access to the Company's personnel with due regard for the confidentiality of this Agreement, properties, contracts, books and records, and other documents and data, (b) furnish Barnabus and Barnabus's Advisors with copies of all such contracts, books and records, and other existing documents and data as Barnabus may reasonably request, and (c) furnish Barnabus and Barnabus's Advisors with such additional financial, operating, and other data and information as Barnabus may reasonably request.

      5.2   OPERATION OF THE BUSINESS OF THE COMPANY

      Except as set forth in Part 5.2 of the Disclosure Letter between the date of this Agreement and the Merger Closing Date, the Company will, and the Principal Seller will cause the Company to:

            (a) conduct the business of the Company only in the Ordinary Course of Business;

            (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

            (c) confer with Barnabus concerning operational matters of a material nature;

            (d)    not change its accounting procedures and practices;

            (e) not license, sell, dispose of or encumber any of its business or assets;

            (f)    not create, assume or guarantee any indebtedness;

            (g) not declare any cash dividend to its shareholders, or declare any stock split, stock dividend or engage in any recapitalization;

            (h) otherwise report periodically to Barnabus concerning the status of the business, operations, and finances of the Company.

      5.3   NEGATIVE COVENANT

      Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Merger Closing Date, the Company will not and the Sellers will not, and will cause the Company not to, without the prior consent of Barnabus, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

      5.4   REQUIRED APPROVALS

      As promptly as practicable after the date of this Agreement, Sellers and the Company will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Merger Closing Date, Sellers and the Company will cooperate with Barnabus with respect to all filings that Barnabus elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

      5.5   NOTIFICATION

      Between the date of this Agreement and the Merger Closing Date, the Company will promptly notify Barnabus in writing if Sellers or the Company become aware of any fact or condition that causes or constitutes a Breach of any of the Company's or the Sellers' representations and warranties as of the date of this Agreement, or if Sellers or the Company become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Barnabus a supplement to the Disclosure Letter specifying such change. During the same period, the Company will promptly notify Barnabus of the occurrence of any Breach of any covenant of the Company or Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

      5.6   NO NEGOTIATION

      Until such time, if any, as this Agreement is terminated pursuant to
Section 9, neither the Company nor the Principal Seller will, or permit their Representatives to directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Barnabus) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

      5.7   BEST EFFORTS

      Between the date of this Agreement and the Merger Closing Date, Sellers and the Company will use their Best Efforts to cause the conditions in Section 7 to be satisfied.

      5.8   INVESTMENT REPRESENTATIONS

      Each Seller represents, warrants and covenants with Barnabus that Sellers are acquiring the Barnabus Merger Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Except as set forth in Part 5.8 of the Disclosure Letter, each of the Sellers is either (i) an "accredited investor(s)" as such term is defined in Rule 501(a) under the Securities Act, or (ii) has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of acquiring Barnabus Merger Shares.

6.    COVENANTS OF BUYER AND BARNABUS

      6.1   APPROVALS OF GOVERNMENTAL BODIES

      As promptly as practicable after the date of this Agreement, Barnabus will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Barnabus will, and will cause each Related Person to, cooperate with the Company and the Sellers with respect to all filings that the Company or the Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company in obtaining all consents identified in Part
3.2 of the Disclosure Letter; provided that this Agreement will not require Barnabus or Buyer to dispose of or make any change in any portion of its business or to incur any other burden that will cause a Material Adverse Change to either company to obtain a Governmental Authorization.

      6.2   NOTIFICATION

      Between the date of this Agreement and the Merger Closing Date, Barnabus will promptly notify the Company in writing if Barnabus becomes aware of any fact or condition that causes or constitutes a Breach of any of Barnabus' representations and warranties as of the date of this Agreement, or if Barnabus becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Barnabus Disclosure Letter if the Barnabus Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Barnabus will promptly deliver to the Company a supplement to the Barnabus Disclosure Letter specifying such change. During the same period, Barnabus will promptly notify the Company of the occurrence of any Breach of any covenant of Barnabus in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

      6.3   BEST EFFORTS

      Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Merger Closing Date, each of Barnabus and Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied.

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Barnabus' and Buyer's obligations to acquire the CRE Shares and to take the other actions required to be taken by Barnabus and Buyer at the Merger Closing, and Barnabus' obligations to make the Working Capital Loans, are subject to the satisfaction, at or prior to the such closings of such transactions, of each of the following conditions (any of which may be waived by Barnabus, in whole or in part):

      7.1   ACCURACY OF REPRESENTATIONS

       All of Sellers' and the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Merger Closing Date as if made on the Merger Closing Date and as of each Loan Closing Date, as if made on such Loan Closing Date, in each case without giving effect to any supplement to the Disclosure Letter.

      7.2   SELLERS' AND THE COMPANY'S PERFORMANCE

            (a) All of the covenants and obligations that Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Merger Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            (b) Each document required to be delivered pursuant to Section 2.5(a) must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.5 must have been performed and complied with in all respects.

      7.3   CONSENTS

      Each of the Consents identified in 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

      7.4   ADDITIONAL DOCUMENTS

      Each of the following documents must have been delivered to Barnabus:

            (a) such other documents as Barnabus may reasonably request for the purpose of (i) evidencing the accuracy of any of the Company's and Sellers' representations and warranties, (ii) evidencing the performance by either Sellers or the Company of, or the compliance by either Sellers or the Company with, any covenant or obligation required to be performed or complied with by such Sellers or the Company, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      7.5   NO PROCEEDINGS

      Since the date of this Agreement, there must not have been commenced or Threatened against Barnabus or Buyer, or against any Person affiliated with Barnabus, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

      7.6   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

      There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Merger consideration payable for the CRE Shares.

      7.7   NO PROHIBITION

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Barnabus or any Person affiliated with Barnabus to suffer any Material Adverse Change under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

      The Sellers' obligations to exchange their CRE Shares for Barnabus Merger Shares and to take the other actions required to be taken by Sellers at the Merger Closing are subject to the satisfaction, at or prior to the Merger Closing, of each of the following conditions (any of which may be waived by the Principal Seller, in whole or in part):

      8.1   ACCURACY OF REPRESENTATIONS

      All of the representations and warranties of Buyer and Barnabus in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Merger Closing Date as if made on the Merger Closing Date.

      8.2   PERFORMANCE BY BUYER AND BARNABUS

            (a) All of the covenants and obligations that Buyer and Barnabus are required to perform or to comply with pursuant to this Agreement at or prior to the Merger Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

            (b) Buyer and Barnabus must have delivered each of the documents required to be delivered by Buyer and Barnabus pursuant to
                   Section 2.5(b) and must have delivered the Barnabus Merger Shares pursuant to Sections 2.5(b)(i) and 2.5(b)(ii).

      8.3   CONSENTS

      Each of the Consents identified in the Barnabus Disclosure Letter, if any, must have been obtained and must be in full force and effect.

      8.4   ADDITIONAL DOCUMENTS

      Barnabus must have caused the following documents to be delivered to the
Company:

            (a) such other documents as the Principal Seller or the Company may reasonably request for the purpose of
                   (i) evidencing the accuracy of any representation or warranty of Barnabus or Buyer, (ii) evidencing the performance by Barnabus or Buyer of, or the compliance by Barnabus or Buyer with, any covenant or obligation required to be performed or complied with by Barnabus or Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

      8.5   NO INJUNCTION

      There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the exchange of the CRE Shares by Sellers for Barnabus Merger Shares pursuant to the Merger and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

      8.6   CLOSING OF FINANCING TRANSACTION(S)

      One or more Financing Transactions netting a minimum of $10,000,000 to Barnabus and or Buyer shall have closed or will close concurrently with the Merger Closing.

9.    TERMINATION

      9.1   TERMINATION EVENTS

      This Agreement may, by notice given prior to or at the Merger Closing, be terminated:

            (a) by either Barnabus or by the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived (provided, however, that any Breach by any of the Sellers shall not permit the Company to so terminate);

            (b) (i) by Barnabus if any of the conditions in Section 7 has not been satisfied as of the Merger Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Barnabus or Buyer to comply with its obligations under this Agreement) and Barnabus has not waived such condition on or before the Merger Closing Date; or

                        (ii) by the Company, if any of the conditions in Section
                  8 have not been satisfied as of the Merger Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Sellers to comply with their obligations under this Agreement) and the Company has not waived such condition on or before the Merger Closing Date;

            (c)    by mutual consent of the Company and Barnabus; or

            (d) by either Barnabus or the Company if the Merger Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) (provided, however, that any Breach by the Sellers shall not permit the Company to so terminate) on or before March 31, 2006, or such later date as Barnabus and the Company may agree upon.

      9.2   EFFECT OF TERMINATION

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.   INDEMNIFICATION; REMEDIES

      10.1  SURVIVAL

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the Barnabus Disclosure Letter, the supplements to the Barnabus Disclosure Letter and any certificate or document delivered pursuant to this Agreement will survive the Merger Closing for a period of one year.

      10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE PRINCIPAL SELLER

      The Principal Seller will indemnify and hold harmless Barnabus, Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by the Company or Principal Seller in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Company or Principal Seller pursuant to this Agreement;

            (b) any Breach of any representation or warranty made by the Company or Principal Seller in this Agreement as if such representation or warranty were made on and as of the Merger Closing Date;

            (c) any Breach by the Company or Principal Seller of any of their covenants or obligations in this Agreement;

            (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

            (e) any liability for Taxes (on an actual, after tax basis) attributable to the operations or transactions of the Company resulting from any assessment (an "Asserted Tax Liability") by any taxing authority with respect to any taxable year or that portion of any taxable year of the Company ending on or before the Merger Closing Date, or ending after the Merger Closing Date if (but only to the extent that the Asserted Tax Liability arises from or is directly related to a pre-Merger Closing Date period) it includes a pre-Merger Closing Date period, including, but not limited to taxes, interest and penalties and also including any expenses incurred by Barnabus, Buyer and the Company as a result of such pre-Merger Closing Date Asserted Tax Liability.

            (f) any Environmental, Health, and Safety Liabilities arising out of or relating to the ownership, operation, or condition at any time on or prior to the Merger Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Company has or had an interest.

      10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BARNABUS

      Barnabus will indemnify and hold harmless Sellers and Option Stockholders, and their respective heirs and legal representatives (collectively, the "Indemnified Sellers") for, and will pay to the Indemnified Sellers the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by Barnabus or Buyer in this Agreement, the Barnabus Disclosure Letter, the supplements to the Barnabus Disclosure Letter, or any other certificate or document delivered by Barnabus or Buyer pursuant to this Agreement;

            (b) any Breach of any representation or warranty made by Barnabus or Buyer in this Agreement as if such representation or warranty were made on and as of the Merger Closing Date;

            (c) any Breach by Barnabus or Buyer of any of their covenants or obligations in this Agreement;

            (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Barnabus or Buyer (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

            (e) only those limitations which were disclosed liability for taxes, accounts payable, loans or other liabilities (on an actual, after tax basis) attributable to the operations or transactions of the Company prior to the Merger Closing Date and which are specifically listed in the CRE Disclosure Letter as existing liabilities of the Company and all liabilities (on an actual, after tax basis) attributable to the operations or transactions of the Company after the Merger Closing Date.

      10.4  INDEMNITY LIMITATIONS

            10.4.1      Time of Claim.

                  If the Closing occurs, the parties responsible for
            indemnification under sections 10.2 and 10.3 (individually an "Indemnifying Party" or collectively, the "Indemnifying Parties") will have no liability (for indemnification or otherwise) for any claims, whether or not involving a third-party claim, which, but for the passage of time could have been processed as an indemnity claim, unless on or before one (1) year after the Merger Closing Date, the Indemnified Person or Indemnified Seller (individually an "Indemnified Party" or collectively, the "Indemnified Parties") notifies the Indemnifying Party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the claimant.

            10.4.2      Principal Seller Indemnity Amount and Payment.

                  The liability of the Principal Seller to provide indemnity under this Agreement is limited to an amount equal to the value of the General Holdback Stock at the Merger Closing Date. Thirty days after the final determination of the right to and amount of each indemnity claim, if the claim has not been paid in full in cash or other good funds, Barnabus may transfer from the General Holdback Account the number of shares equal in value to the amount of the claim. The number of shares to be transferred shall be determined by dividing the amount of the claim by the higher of the per share value of the General Holdback Stock on the Merger Closing Date or the per share closing bid value of Barnabus common stock on the date of the final determination (or if not a trading day, the next preceding trading day). If the claim is paid in full within thirty days after the final determination, the number of shares which would have been transferable to satisfy the claim shall be released from the General Holdback Account to the Principal Seller.

            10.4.3      Barnabus and Buyer Indemnity Amount and Payment.

                  The liability of Barnabus and Buyer to provide indemnity under this Agreement is limited to an amount equal to the value of the General Holdback Stock at the Merger Closing Date. Within thirty days after the final determination of the right to and amount of each indemnity claim, Barnabus shall either pay the claim in full in cash or other good funds, or transfer to the Indemnified Seller the number of shares equal in value to the amount of the claim. The number of shares to be transferred shall be determined by dividing the amount of the claim by the higher of the per share value of the General Holdback Stock on the Merger Closing Date or the per share closing bid value of Barnabus common stock on the date of the final determination (or if not a trading day, the next preceding trading day).

            10.4.4      Deductible

                  Notwithstanding the foregoing, there shall be a deductible of
            $50,000 with respect to the Indemnifying Party's indemnification obligations. Unless said deductible is exceeded, the Indemnifying Party shall have no indemnification obligation hereunder and if said deductible is exceeded, the Indemnifying Party shall only be responsible for that amount which exceeds the $50,000 deductible.

            10.4.5      Exclusive Remedy

                  The remedies provided in this Section 10 are the exclusive remedies available to the Indemnified Parties for any claim which, but for the passage of time could have been processed as an indemnity claim.

      10.5  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

            10.5.1 Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, such Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such Proceeding and the claim for indemnity, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

            10.5.2 If any Proceeding referred to in Section 10.5.1 is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

            10.5.3 Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            10.5.4 Indemnified Parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Indemnifying Party with respect to such a claim anywhere in the world.

            10.5.5 Notwithstanding any other provision of this Section 10.5, the
                   Indemnified Party must give written notice of its claim for indemnification for the third party claim to the Indemnifying Party within one year following the Merger Closing Date. The notice of indemnity claim shall specify in reasonable detail each individual item of damage, loss, or expense included in the aggregate amount stated, the date each item was paid or properly accrued or the basis for any anticipated liability, and the nature of the misrepresentation, breach of warranty, or claim to which each item is related. The Indemnifying Party shall have 30 days after delivery of the notice of Indemnity Claim to object in writing to the claim. Notice of objection shall be given within the thirty-day period. If no notice of objection is given, the thirty-first day after the notice of claim shall be deemed to be the date of the final determination of the right to indemnity.

      10.6  PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

            10.6.1            A claim for  indemnification  for any matter not
                        involving a third-party claim may be asserted within one year following the Merger Closing Date by written notice to the Indemnifying Party. The notice of indemnity claim shall specify in reasonable detail each individual item of damage, loss, or expense included in the aggregate amount stated, the date each item was paid or properly accrued or the basis for any anticipated liability, and the nature of the misrepresentation, breach of warranty, or claim to which each item is related.

            10.6.2            The Indemnifying  Party shall have 30 days after
                        delivery of the notice of Indemnity Claim to object in writing to the claim. Notice of objection shall be given within the thirty-day period. If no notice of objection is given, the thirty-first day after the notice of claim shall be deemed to be the date of the final determination of the right to and amount of the indemnity claim and it shall be paid in accordance with the provisions of Section 10.4.

      10.7  DISPUTE RESOLUTION - INDEMNITY CLAIMS

            10.7.1            If  the  Indemnifying   Party  has  objected  in
                        writing  to  any  indemnity  claim  made  pursuant  to
                        Section 10.5, 10.6 or in any other manner, Principal Seller and Barnabus will attempt in good faith to agree on the rights of the respective parties regarding each disputed indemnity claim. If they agree, a memorandum setting forth the agreement will be prepared and signed by both parties and payment will be made in accordance with the memorandum.

            10.7.2            If no such  agreement  can be reached after good
                        faith negotiation, either Buyer or Shareholder Agent may demand arbitration of the matter; and in such event the American Arbitration Association will be asked to appoint one arbitrator to rule on the matter, such appointment to be in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any such arbitration will be held in San Diego County, California, under the rules of the American Arbitration Association then in effect. The decision of the arbitrator about the validity of any indemnity claim will be binding and conclusive on the Indemnifying Parties and the Indemnified Parties to the agreement; and payments, if any due, will be made in accordance with Section 10.4. Each party to the arbitration will pay its own expenses, and the fee of the arbitrator and the administrative fee of the American Arbitration Association will be paid one half by Indemnifying Party and one half by Indemnified Party. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.

11.   GENERAL PROVISIONS

      11.1  EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants; Sellers will pay all amounts payable to finder or investment banker in connection with this Agreement and the Contemplated Transactions. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement in excess of $50,000. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      11.2  PUBLIC ANNOUNCEMENTS

      No party shall issue any press release or other public announcement or communication regarding the Contemplated Transactions without the prior approval of Barnabus or the Company, as the case may be, as to the content thereof, which approval shall not be unreasonably withheld, provided, however, Barnabus shall be permitted, subject to prior notice to the Company, to issue a press release or make a public filing if in the judgment of the Company, such disclosure is a Legal Requirement.

      11.3  CONFIDENTIALITY

      The parties acknowledge that the Confidentiality Agreement is binding on the parties and is in full force and effect. The terms of the Confidentiality Agreement are incorporated in this Agreement by this reference.

      Pursuant to the Confidentiality Agreement, between the date of this Agreement and the Effective Time, Buyer, Barnabus, Sellers, and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Barnabus and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) there is an exception to the Confidentiality Agreement, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is a Legal Requirement required by or necessary or appropriate in connection with a Proceeding.

      11.4  NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      If to Sellers:

            Ronald J. Gangemi

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

            ---------------------

      If to Company:

                  Connect Renewable Energy, Inc.
                  1050 Whispering Pines Lane, Suite F
                  Grass Valley, CA  95945
                  Attn:  Ron Gangemi, President and CEO
                  Telephone:  (530) 271-1919
                  Facsimile:  (530) 271-1914
                  Email:  Ron@connectenergy.com
      with a copy (which shall not constitute notice) to:

                  Hart Corporate Counsel Services
                  Attn:  John E. Hart
                  465 S. Meadows Parkway, Suite 20-115
                  Reno, NV  89503
                  Telephone:  (530) 272-7277
                  Facsimile:  (530) 272-7217
                  Email:  counsel@jps.net

      If to Buyer:

                  Barnabus Energy, Inc.
                  514  Via de la Valle, Suite 200
                  Solara Beach, CA  92075
                  Attn:  David Saltman, President and CEO
                  Telephone:  (858) 794-8800

                   Facsimile:  (858) 794-8811
                   Email:  david_saltman@hotmail.com

      with copies (which shall not constitute notice) to:

                  Edwards Angell Palmer & Dodge, LLP
                  750 Lexington Avenue
                  New York, NY 10022  USA
                  Telephone:  (212) 308-4411
                  Facsimile:  (212) 308-4844
                  Attention:  D. Roger Glenn, Esq.
                   Email:  drglenn@eapdlaw.com

      and

                  Edwards Angell Palmer & Dodge, LLP
                  2800 Financial Plaza
                  Providence, RI 02903  USA
                  Telephone:  (401) 276-6435
                  Facsimile:  (401) 276-6488
                  Attention:  Richard M. C. Glenn, III, Esq.
                   Email:  rglenn@eapdlaw.com

      11.5  JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of San Diego, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      11.6  FURTHER ASSURANCES

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      11.7  WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.8  ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      11.9  DISCLOSURE LETTER

            (a) The disclosure in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

            (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

      Neither Barnabus nor Principal Seller may assign any of their rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Barnabus may assign any of its rights under this Agreement to any Subsidiary of Barnabus. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      11.11 SEVERABILITY

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.12 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      11.13 TIME OF ESSENCE

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      11.14 GOVERNING LAW

      This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

      11.15 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the date first written above.

BARNABUS ENERGY, INC.                     CONNECT RENEWABLE ENERGY, INC.
("BARNABUS)                               ("COMPANY")

By:________________________________       By:________________________________
    David Saltman, President & CEO            Ronald J. Gangemi, President &
CEO

BARNABUS/CRE ACQUISITION CORPORATION                  SELLERS:
("BUYER")

By:_________________________________       _____________________________________
      David Saltman, President                  Charles W. Dunn

                                           _____________________________________
                                                Ronald J. Gangemi

                                           _____________________________________
                                                John E. Hart

                                           _____________________________________
                                                Timothy S. Parker

                                 EXHIBIT 2.2.2.1

--------------------------------------------------------------------------------
          SELLER              NUMBER OF COMPANY CRE     NUMBER OF BARNABUS CRE
                                      SHARES           SHARES TO BE RECEIVED IN
                                                                MERGER
--------------------------------------------------------------------------------
Charles W. Dunn                       25,000                     54,348
--------------------------------------------------------------------------------
Ronald J. Gangemi                  2,040,000                  4,434,782
--------------------------------------------------------------------------------
John E. Hart                         115,000                    250,000
--------------------------------------------------------------------------------
Timothy S. Parker                     25,000                     54,348
--------------------------------------------------------------------------------

                                LIST OF EXHIBITS

EXHIBIT 2.1             WORKING CAPITAL NOTE

EXHIBIT 2.1.1(B)(I)     STOCKHOLDERS' VOTING AGREEMENT

EXHIBIT 2.1.1(B)(II))   OPTION HOLDER AGREEMENT

EXHIBIT 2.2.2.1         CONVERSION OF CRE SHARES

EXHIBIT 2.5(A)(II)      CBC CONSULTING AGREEMENT

EXHIBIT 2.5(A)(III)     FORM OF NON-COMPETITION AGREEMENT

EXHIBIT 2.5(A)(IV)      FORM OF GENERAL RELEASE AGREEMENT

EXHIBIT 2.5(A)(V)       FORM OF OPTION EXERCISE AND RELEASE AGREEMENT

EXHIBIT 2.5(A)(VI)      FORM OF  CONFIDENTIALITY  NONDISCLOSURE AND ASSIGNMENT
                        OF INVENTIONS AGREEMENT

                             DISCLOSURE LETTER ITEMS

 PART 2.1         USE OF PROCEEDS OF WORKING CAPITAL LOANS

 PART 3.1         ORGANIZATION AND GOOD STANDING

 PART 3.2         AUTHORITY

 PART 3.2(A)      NO CONFLICT

 PART 3.3         RESTRICTIONS ON COMMON STOCK

 PART 3.4.2       CHECKING ACCOUNT

 PART 3.6         TITLE TO PROPERTIES; ENCUMBRANCES

 PART 3.8         ACCOUNTS RECEIVABLE

 PART 3.8(B)      INVENTORY

 PART 3.9         NO UNDISCLOSED LIABILITIES

 PART 3.10        TAXES

 PART 3.12        EMPLOYEE BENEFIT PLANS

 PART 3.13        COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS

 PART 3.14        LEGAL PROCEEDINGS; ORDERS

 PART 3.15        ABSENCE OF CERTAIN CHANGES AND EVENTS

 PART 3.16(A)     APPLICABLE CONTRACTS

 PART 3.16(B)     CONFLICT OF INTEREST

 PART 3.16(C)     EFFECTIVENESS OF CONTRACTS - NO EXCEPTION

 PART 3.16(D)     COMPLIANCE WITH CONTRACTS - NO EXCEPTION

 PART 3.17        INSURANCE

 PART 3.18        ENVIRONMENTAL MATTERS

 PART 3.19        EMPLOYEES

 PART 3.21(B)     INTELLECTUAL PROPERTY

 PART 3.21(F)     TRADE SECRETS

 PART 3.24        RELATIONSHIPS WITH RELATED PERSONS

 PART 5.2         OPERATION OF THE BUSINESS OF THE COMPANY - NO EXCEPTION

 PART 5.8         NON-ACCREDITED SELLERS - NO EXCEPTION

                        BARNABUS DISCLOSURE LETTER ITEMS

 PART 4.1         LIST OF DIRECTORS AND OFFICERS

 PART 4.9         CAPITALIZATION ITEMS

 PART 4.10        INDEX OF SRS CLOSING DOCUMENTS